UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

CITY NATIONAL CORPORATION

Delaware	95-2568550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

555 S. Flower Street, Los Angeles, California, 90071

(Address of Principal Executive Offices)     (Zip Code)

CITY NATIONAL CORPORATION — 2008 OMNIBUS PLAN

(Full title of the plan)

Michael B. Cahill, Executive Vice President, General Counsel and Secretary

City National Corporation

555 S. Flower Street

Los Angeles, CA 90071

(Name and address of agent for service)

213-673-5300

(Telephone number, including area code, of agent for
service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 Par Value (1)	2,000,000 (2)	$62.76 (3)	$125,520,000	$17,120.93

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the Plan.

(2) Represents 2,000,000 additional shares of Common Stock authorized to be issued under the registrant’s 2008 Omnibus Plan (As Amended and Restated) (the “2008 Plan”).  Shares available for issuance under the 2008 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 3, 2008 (Registration No. 333-151375).

(3) Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) of Regulation C under the Securities Act of 1933.  The proposed maximum offering price per share with respect to the shares issuable under the 2008 Plan as of the filing date hereof is based on $62.76 per share, which was the average of the high and low price of the Common Stock of the registrant on the New York Stock Exchange on May 28, 2013.

EXPLANATORY STATEMENT

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.  Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on June 3, 2008, November 19, 2010, May 6, 2011 and June 7, 2012 with respect to the Registrant’s 2008 Plan (Registration Nos. 333-151375, 333-170712, 333-173985 and 333-181955).

Item 8.  Exhibits.

No.	Exhibit

4.1	Restated Certificate of Incorporation (this Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)

4.2	Certificate of Amendment of Restated Certificate of Incorporation (this Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

4.3	Bylaws, as amended to date (this Exhibit is incorporated by reference from the Registrant’s Current Report on Form 8-K filed May 18, 2012)

5.1	Opinion of Michael B. Cahill

23.1	Consent of KPMG LLP

23.2	Consent of Michael B. Cahill (included in Exhibit 5.1)

24.1	Power of Attorney (on signature page)

99.1	2008 Omnibus Plan (As Amended and Restated) (incorporated by reference to Appendix A to the registrant’s Proxy Statement dated March 13, 2013)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 29, 2013.

CITY NATIONAL CORPORATION
Registrant

/s/ Russell Goldsmith
Russell Goldsmith
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell Goldsmith, Christopher Carey and Michael B. Cahill and, in each case, any of their respective successors at the registrant (in functional position or otherwise) or designees, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Russell Goldsmith	President and Chief Executive Officer and Director	May 29, 2013
Russell Goldsmith	(Principal Executive Officer)

/s/ Christopher J. Carey	Executive Vice President and Chief Financial Officer	May 29, 2013
Christopher J. Carey	(Principal Financial Officer)

/s/ Olga Tsokova	Senior Vice President and Chief Accounting Officer	May 29, 2013
Olga Tsokova	(Principal Accounting Officer)

/s/ Bram Goldsmith	Chairman of the Board and Director	May 29, 2013
Bram Goldsmith

/s/ Christopher J. Warmuth	Executive Vice President and Director	May 29, 2013
Christopher J. Warmuth

/s/ Richard L. Bloch	Director	May 29, 2013
Richard L. Bloch

/s/ Kenneth L. Coleman	Director	May 29, 2013
Kenneth L. Coleman

/s/ Ashok Israni	Director	May 29, 2013
Ashok Israni

/s/ Ronald L. Olson	Director	May 29, 2013
Ronald L. Olson

Signature	Capacity	Date

/s/ Bruce Rosenblum	Director	May 29, 2013
Bruce Rosenblum

/s/ Peter M. Thomas	Director	May 29, 2013
Peter M. Thomas

/s/Robert H. Tuttle	Director	May 29, 2013
Robert H. Tuttle

/s/ Kenneth Ziffren	Director	May 29, 2013
Kenneth Ziffren

Exhibit Index

No.	Exhibit

4.1	Restated Certificate of Incorporation (this Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)

4.2	Certificate of Amendment of Restated Certificate of Incorporation (this Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

4.3	Bylaws, as amended to date (this Exhibit is incorporated by reference from the Registrant’s Current Report on Form 8-K filed May 18, 2012)

5.1	Opinion of Michael B. Cahill

23.1	Consent of KPMG LLP

23.2	Consent of Michael B. Cahill (included in Exhibit 5.1)

24.1	Power of Attorney (on signature page)

99.1	2008 Omnibus Plan (As Amended and Restated) (incorporated by reference to Appendix A to the registrant’s Proxy Statement dated March 13, 2013)